                                                                      EXHIBIT 11


                               GLASSMASTER COMPANY
                        COMPUTATION OF EARNINGS PER SHARE
                     For the two years ended August 31, 1998
                    (Thousands except for per share figures)

                                                                      1998        1997
                                                                     ------      ------
Primary:
  Income from Continuing Operations                                  $  119      $  235
  Income from Discontinued Operations                                     0           0
                                                                     ------      ------

  Net Income                                                         $  119      $  235
                                                                     ======      ======


Basic:
  Average Shares Outstanding                                          1,626       1,618

  Per Share Amounts:
          Continuing Operations                                      $  .07      $  .14
          Discontinued Operations                                         0           0
                                                                     ------      ------
          Net Income                                                 $  .07      $  .14

Diluted:
  Average Shares Outstanding                                          1,626       1,618
  Net effect of dilutive stock options under the treasury stock
   method using the average market price                                  0           0
                                                                     ------      ------

      Total                                                           1,626       1,618

  Per Share Amounts:
          Continuing Operations                                      $  .07      $  .14
          Discontinued Operations                                         0           0
                                                                     ------      ------
          Net Income                                                 $  .07      $  .14